Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form F-1 (No. 333-235275) of Huahui Education Group Limited of our report dated April 28, 2020 for financial year then ended as of December 31, 2019 and of our report dated November 26, 2019 for financial years then ended as of December 2018 and 2017, relating to the financial statements which appears in this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Pan-China Singapore PAC

Singapore

June 23, 2020